Calculation of Filing Fee Tables
S-1
Yesway, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	457(a)	16,046,511	$ 23.00	$ 369,069,753.00	0.0001381	$ 50,968.53
Fees Previously Paid	2	Equity	Class A common stock, par value $0.0001 per share	457(o)			$ 100,000,000.00		$ 13,810.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 469,069,753.00		$ 64,778.53
			Total Fees Previously Paid:						$ 2,900.00
			Total Fee Offsets:						$ 24,720.00
			Net Fee Due:						$ 37,158.53
Offering Note
[1]	Note 1.a. Includes the aggregate offering price of additional shares that the underwriters have the option to purchase. Note 1.b. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Note 1.c. The filing fee due for this Registration Statement is $50,968.54. In connection with the Registration Statement on Form S-1 (File No. 333-259699) filed on September 21, 2021, the Registrant paid a filing fee in the amount of $10,910.00 and, as described further below, such previously paid fee offsets the filing fee currently due pursuant to Rule 457(p) of the Securities Act. As a result, the net fee due for this filing is $37,158.54.

[2]	See Offering Note 1.a. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-294679	03/27/2026		$ 13,810.00
Fee Offset Sources		Yesway, Inc.	S-1	333-294679		03/27/2026						$ 2,900.00
Fee Offset Sources		Yesway, Inc.	S-1	333-259699		09/21/2021						$ 10,910.00
Rule 457(p)
Fee Offset Claims	2	Yesway, Inc.	S-1	333-259699	09/21/2021		$ 10,910.00	Equity	Class A common stock, par value $0.0001 per share	100,000,000
Fee Offset Sources		Yesway, Inc.	S-1	333-259699		09/21/2021						$ 10,910.00
Explanation of the basis for claimed offset:
[1]	The filing fee due for this Registration Statement is $50,968.54 based on $369,069,753.00 Maximum Aggregate Offering Price. In connection with the Registration Statement on Form S-1 (File No. 333-259699) filed on September 21, 2021, the Registrant paid a filing fee in the amount of $10,910.00. As a result, the net fee due for this filing is $37,158.54.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[2]	The Registrant paid a registration fee of $10,910.00 in connection with the registration of $100,000,000 of shares of class A common stock, par value $0.0001 per share, pursuant to the Registration Statement on Form S-1 (File No. 333-259699) (the "Prior Registration Statement"). The Prior Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on December 1, 2022. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $10,910.00, representing the fee paid in connection with the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date